Filed Pursuant to Rule 424(b)(5)
Registration No. 333-168031

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 8, 2010)

13,827,387 Units

GEOGLOBAL RESOURCES INC.

Units Consisting of
One Share of Common Stock and
One Warrant to Purchase One Share of Common Stock

GeoGlobal Resources Inc. (the “Company”) has entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Crede CG II, Ltd., a Bermuda exempted company (“Crede”) relating to 13,827,387 units (the “Units”). Each Unit consists of (i) one share of common stock of the Company, par value $0.001 per share (“Common Stock”) and (ii) one warrant (a “Warrant”) to initially purchase one share of Common Stock.

The Warrants are exercisable for a period of five years following the date of issuance and have an initial exercise price per share of Common Stock of US$0.0804 (the “Exercise Price”), 120% of the closing bid price of the Common Stock on December 19, 2012 as reported on Bloomberg. The Exercise Price of the Warrants and the number of shares of Common Stock issuable upon exercise thereof are subject to adjustment from time to time as set forth herein. The Warrants are also exercisable on a cashless basis and exchangeable on a cashless basis for shares of Common Stock as further described herein. Shares of Common Stock acquirable upon exercise or exchange for the Warrants are referred to herein as the “Warrant Shares”.

The Common Stock is traded on the NYSE MKT under the symbol “GGR”. On December 20, 2012, the last reported sale price of the Common Stock on the NYSE MKT was $0.067 per share.  The Company will seek the approval of the NYSE MKT to list the shares of Common Stock offered hereby and the shares of Common Stock issuable upon exercise of the Warrants.  There can be no assurance that the NYSE MKT will accept such shares for listing.  The Warrants will not be listed on any national securities exchange.

As of December 20, 2012, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $4.44 million.  The Company has not issued any securities pursuant to General Instruction I.B.6 of Form S-3 in addition to the securities offered hereby, during the 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Investing in our securities involves risks.  See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Units is expected to be made on or about December 21, 2012, against payment to be received by us on the same date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 21, 2012.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.  Neither the delivery of this prospectus supplement and the accompanying prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement and the accompanying prospectus or in our affairs since the date of this prospectus supplement.  Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus Supplement

Prospectus

i

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of this offering, and (b) the accompanying prospectus, which provides general information about us and our securities, some of which does not apply to the securities that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus. To the extent the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. See “Prospectus Summary” in the accompanying prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. These documents provide a significant amount of information about us. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in such documents that is deemed, in accordance with SEC rules, to have been furnished and not filed), prior to the termination of this offering.

—	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (filed on March 28, 2012);

—	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 (filed on May 11, 2012);

—	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012 (filed on August 10, 2012);

—	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012 (filed on November 16, 2012);

—	Our Current Reports on Form 8-K reporting events of (filing date in parentheses):

January 11, 2012	(January 17, 2012)
February 4, 2012	(February 9, 2012)
February 10, 2012	(February 14, 2012)
February 22, 2012	(February 28, 2012)
March 29, 2012	(April 2, 2012)
May 17, 2012	(May 18, 2012)
June 12, 2012	(June 12, 2012)
July 3, 2012	(July 9, 2012)
July 20, 2012	(July 26, 2012)
July 31, 2012	(August 8, 2012)
August 10, 2012	(August 13, 2012)
September 6, 2012	(September 6, 2012)
September 12, 2012	(September 17, 2012)
September 21, 2012	(September 21, 2012)
October 18, 2012	(October 23, 2012)
November 30, 2012	(December 5, 2012)

•	the description of our Common Stock contained in our registration statement on Form 8-A (File No.001-32158) filed on April 27, 2004.

We will provide to each person to whom this prospectus supplement and the accompanying prospectus is delivered a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus supplement or the accompanying prospectus but not delivered with the prospectus supplement and the accompanying prospectus.  You may request a copy of these filings or a copy of any or all of the documents referred to above which have been incorporated in this prospectus supplement or the accompanying prospectus by reference, at no cost, by writing the following individual at the Company or calling the following individual of the Company at the following address and telephone number:

GeoGlobal Resources Inc.
Suite #200, 625 – 4 Avenue S.W.
Calgary, Alberta    T2P 0K2
Attention:  Investor Relations
Telephone No.:  +1 (403) 777-9250

 WHERE YOU CAN FIND MORE INFORMATION

The Company has filed with the SEC a registration statement on Form S-3 relating to the Common Stock and the Warrants (the “Registration Statement”).  This prospectus supplement and the accompanying prospectus, which constitute a part of the Registration Statement, do not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC.  Statements included or incorporated by reference in this prospectus supplement and in the accompanying prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, investors should refer to the exhibits for a complete description of the matter involved.  Each such statement is qualified in its entirety by such reference.

The documents described above are available electronically in the EDGAR database on the web site maintained by the SEC.  You can find this information at http://www.sec.gov.  You may also read and copy any materials the Company has filed with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC  20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

 NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking.  These statements are often, but not always, made through the use of words or phrases like “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “target,” “expects,” “management believes,” “we believe,” “we intend,” “we may,” “we will,” “we should,” “we seek,” “we plan,” the negative of those terms, and similar words or phrases. We base these forward-looking statements on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the date of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein, as applicable.  These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including those set forth in the section of this prospectus supplement and the accompanying prospectus entitled “Risk Factors,” describe factors, among others, that could contribute to or cause these differences.

Forward-looking statements are based on the beliefs and assumptions of our management and the management of our subsidiaries. Generally, forward-looking statements include information concerning possible or assumed future actions, events or results of operations of our company.  Forward-looking statements include, but are not limited to:

—	statements regarding our plans and objectives relating to our future operations,

—	plans and objectives regarding the exploration, development and production activities conducted on the exploration blocks in India, Israel and Colombia where we have interests,

—
plans regarding drilling activities intended to be conducted through the ventures in which we are a participant, the success of those drilling activities and our ability and the ability of the ventures to complete any wells on the exploration blocks, to develop reserves of hydrocarbons in commercially marketable quantities, to establish facilities for the collection, distribution and marketing of hydrocarbons, to produce oil and natural gas in commercial quantities and to realize revenues from the sales of those hydrocarbons,

—
our ability to maintain compliance with the terms and conditions of licenses and our production sharing and other contracts, including the related work commitments, to obtain consents, waivers and extensions under the terms of these licenses and production sharing and other contracts as and when required, and our ability to fund those work commitments,

—
our plans and objectives to join with others or to directly seek to enter into or acquire interests in additional licenses and production sharing or other contracts in India, Israel, Colombia and elsewhere,

—	our assumptions, plans and expectations regarding our future capital requirements,

—	our plans and intentions to raise additional capital we require and our likelihood of success in that regard,

—
the costs and expenses to be incurred in conducting exploration, well drilling, development and production activities, our estimates as to the anticipated annual costs of those activities and the adequacy of our capital to meet our requirements for our present and anticipated levels of activities are all forward-looking statements.

If our plans fail to materialize, your investment will be in jeopardy.

—	We cannot assure you that our assumptions or our business plans and objectives will prove to be accurate or be able to be attained.

—
We cannot assure you that the exploratory drilling to be conducted on the exploration blocks in which we hold an interest will result in a discovery of reserves of hydrocarbons or that any hydrocarbons discovered will be in commercially recoverable quantities.  In addition, the realization of any revenues from commercially recoverable hydrocarbons is dependent upon the ability to deliver, store and market any hydrocarbons discovered.

—	Our ability to realize material revenues cannot be assured. Our ability to successfully drill, test and complete significant numbers of producing wells cannot be assured.

—
We cannot assure you that we will have available the capital required to meet our plans and objectives at the times and in the amounts required or we will have available to us the amounts we are required to fund under the terms of the licenses or production sharing and other contracts we are a party to.  We cannot assure you that we will be successful in raising the additional capital we currently require.

—
We cannot assure you that we will be successful in joining any further ventures seeking to be granted licenses or production sharing or other contracts in India, Israel, Colombia or elsewhere or that we will be successful in acquiring interests in existing ventures.

—
We cannot assure you that we will obtain all required consents, waivers and extensions from a governmental or regulatory body in India, Israel or Colombia as and when required to maintain compliance with the licenses or production sharing or other contracts we have entered into, that we may not be adversely affected by any delays we may experience in receiving those consents, waivers and extensions, and that we may not incur liabilities under the production sharing or other contracts for our failure to maintain compliance with the requirements of and timely complete the related work programs.

—
We cannot assure you that GSPC will not be successful in its efforts to obtain payment from us on account of exploration costs it has expended on the KG Offshore Block for which it asserts we are liable or otherwise seek to hold us in breach of the PSC or commence arbitration proceedings against us and be successful in its assertion that it can terminate our contract with them or the Government of India.

—
We cannot assure you of our ability to meet our goals and objectives.  The consequences to us from adverse developments in general economic or capital market conditions, events having international consequences, or military or terrorist activities could have a material adverse effect on us.

Because the factors discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for us to predict which will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Our inability to meet our goals and objectives or the consequences to us from adverse developments in general economic or capital market conditions, events having international consequences, or military or terrorist activities could have a material adverse effect on us.  We caution you that various risk factors accompany those forward-looking statements and are described, among other places, under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus.  They are also described in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K incorporated herein by reference.  These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and could adversely affect our financial condition and our ability to pursue our business strategy and plans.

 USE OF TERMS

All dollar amounts are stated in United States dollars.

All meterage of drilled wells are measured depths unless otherwise stated.

Except as otherwise indicated by the context, certain defined terms are as follows:

GSPC – means Gujarat State Petroleum Corporation Limited of India

PSC – means Production Sharing Contract

 SUMMARY

The information below is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.  You should read carefully the following summary together with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference into those documents, including the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended.  This summary is not complete and does not contain all of the information you should consider when making your investment decision.

When we use the terms the “Company,” “GeoGlobal,” “we,” “us,” or “our,” we are referring to GeoGlobal Resources Inc. and its wholly-owned subsidiaries, unless the context otherwise requires.

GEOGLOBAL RESOURCES INC.

We are engaged, through our subsidiaries, in the exploration for and development of oil and natural gas reserves.  We have not yet achieved our planned principal operations and are considered to be a development stage enterprise.  We initiated these activities in 2003.  The recoverability of the costs we have incurred to date is uncertain and dependent upon achieving commercial production and sale of hydrocarbons, our ability to obtain sufficient financing to fulfill our obligations under the production sharing or other contracts we are a party to with respect to oil and natural gas exploration and development activities in India, Israel and Colombia and upon future profitable operations.

At present, our activities are being undertaken in four geological basins located offshore and onshore in India, one geological basin located offshore Israel and one geological basin located onshore in Colombia where reserves of oil or natural gas are believed by our management to exist.

Our principal executive offices are located at Suite #200, 625 – 4 Avenue SW, Calgary, Alberta, Canada T2P 0K2 and our telephone number is +1 (403) 777-9250.

 THE OFFERING

Issuer	GeoGlobal Resources Inc.

Securities Being Offered	13,827,387 Units, each Unit consisting of (i) one share of Common Stock and (ii) one Warrant to initially purchase one share of Common Stock.

Offering Price	$0.067 per Unit.

Common Stock To Be Outstanding After this Offering
152,170,438 shares of Common Stock without giving effect to the exercise of the Warrants, and 165,997,825 shares of Common Stock assuming and after giving effect to the exercise of the Warrants offered under this prospectus supplement (assuming each Warrant is exercised for one Warrant Share).

Warrants To Be Outstanding After this Offering
Warrants to purchase up to 13,827,387 shares of Common Stock.  Each Warrant has an exercise price of $0.0804 per share and is exercisable for a period beginning at issuance and ending five (5) years after December 21, 2012.  This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise or exchange of the Warrants.  There is currently no market for the Warrants and none is expected to develop after this offering.

Use of Proceeds
We intend to use the net proceeds we receive from this offering for general corporate purposes and working capital requirements, which may include, among other things, capital expenditures, licensing or acquiring oil and gas properties, equipment or technologies and funding for security bonds or performance guarantees.  See “Use of Proceeds” below.

Risk Factors
See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 3 of the accompanying prospectus for a discussion of factors you should carefully consider before investing in our securities.

Exchange Listing	The Common Stock is traded on the NYSE MKT under the symbol “GGR”.

 RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our securities to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors contained in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, in our most recent Quarterly Reports on Form 10-Q and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, together with all of the other information contained in this prospectus supplement and the accompanying prospectus.  Such sections discuss what we believe to be the principal risks that could affect us, the oil and gas exploration and production industry and our participation in that industry, and which could result in a material adverse impact on our financial condition and operating results or cause the market price of our securities to fluctuate or decline.  However, there may be additional risks and uncertainties not currently known to us or that we presently deem immaterial that could also affect our business operations and the market value of our securities.

There can be no assurance that the exploratory drilling to be conducted on the exploration blocks in which we hold an interest will result in any discovery of material reserves of hydrocarbons or that any hydrocarbons that are discovered will be in commercially recoverable quantities.  In addition, the realization of any revenues from commercially recoverable hydrocarbons is dependent upon the ability to deliver, store and market any hydrocarbons that are discovered.  There can be no assurance that we will realize material revenues from the sale of oil and gas.

USE OF PROCEEDS

We intend to use the net proceeds we receive from this offering for general corporate purposes and working capital requirements, which may include, among other things, capital expenditures, licensing or acquiring oil and gas properties, equipment or technologies, and funding for security bonds or performance guarantees.

 PLAN OF DISTRIBUTION

Securities Purchase Agreement

On December 20, 2012, the Company entered into the Securities Purchase Agreement with Crede. Under the terms of the Securities Purchase Agreement, the Company agreed to sell and issue to Crede 13,827,387 units, with each Unit consisting of (i) one share of common stock of GeoGlobal, par value $0.001 per share and (ii) one warrant to initially purchase one share of Common Stock.  The purchase price per Unit is equal to US$0.067, the closing bid of the Common Stock as reported on Bloomberg for the last trading day immediately preceding the execution of the Securities Purchase Agreement.  The aggregate purchase price is US$926,435.

The Securities Purchase Agreement contains customary representations, warranties and covenants for transactions of this type.  These representations, warranties and covenants were made solely for purposes of the Securities Purchase Agreement and should not be relied upon by any investor in the Company, nor should any investor rely upon any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries or affiliates.  Investors in the Company are not third party beneficiaries under the Securities Purchase Agreement.

The purchase and sales under the Securities Purchase Agreement, (and of the Warrant Shares upon exercise or exchange of the Warrants) is registered pursuant to the Company’s shelf registration statement on Form S-3 File Number 333-168031 (the “Registration Statement”) and as to which this prospectus supplement (the “Prospectus Supplement”) relates.

The Securities Purchase Agreement contains prohibitions on (i) additional issuances of equity or equity-linked securities for 90 days, and (ii) variable rate transactions until none of the Warrants are outstanding.  The Securities Purchase Agreement also provides Crede with a right of first refusal for any subsequent offerings of equity or equity-linked securities on the same terms and conditions as are offered to a third-party buyer for period of six months following the closing of the Securities Purchase Agreement.

Consummation of the transaction contemplated by the Securities Purchase Agreement (the “Transaction”) is subject to the approval by the NYSE MKT LLC (the “Exchange”, and such approval, the “NYSE MKT Approval”). In the event that the Company does not close the Transaction for any reason other than a material breach by Crede or failure to receive approval from the Exchange, the Company is obligated to indemnify and hold harmless Crede for its costs, expenses, damages and losses.

The foregoing description of the Securities Purchase Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on December 21, 2012 and is incorporated herein by reference.

Investment Fee and Other Fees

Under the terms of the Securities Purchase Agreement, the Company is obligated to pay Crede $101,631.30, as an investment fee (the “Investment Fee”).  The Investment Fee will be paid at the closing of the Securities Purchase Agreement by Crede withholding the Investment Fee from the Purchase Price paid to the Company.  Prior to the signing of the Securities Purchase Agreement, the Company signed a term sheet for the Transaction on December 10, 2012, pursuant to which it has paid Crede a non-refundable document preparation fee of $30,000 (the “Document Preparation Fee”).

The transfer agent and registrar for our Common Stock is Computershare Trust Co. N.A. The transfer agent’s address is 350 Indiana Street, Suite 750, Golden, CO 80401.  We will act as transfer agent for the Warrants being offered hereby.

The Common Stock is traded on the NYSE MKT under the symbol “GGR”.  The Warrants issued to the investors in this offering are not expected to be eligible for trading on any market.

The purchase price per Unit and the exercise price for the Warrants were determined based on negotiations with Crede based on current market factors.

 DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

For a description of the Common Stock being offered hereby, please see “Description of Capital Stock” in the accompanying prospectus.

Warrant

Pursuant to the Securities Purchase Agreement, Crede will receive the Warrants. The Warrants are exercisable for a period of five years following the date of issuance and have an initial exercise price per share of US$0.0804 (the “Exercise Price”), 120% of the closing bid price of the Common Stock on December 19, 2012 as reported on Bloomberg. The Exercise Price of the Warrants and the number of Warrant Shares are subject to adjustment from time to time as set forth below. The Warrants are fully transferable and may be offered for sale, sold, transferred or assigned without the consent of the Company.

In the event that the Company (i) pays a stock dividend, (ii) subdivides its Common Stock, or (iii) combines its Common Stock, then the Exercise Price would be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  If the Company issues or sells Common Stock at a price per share lower than the Exercise Price, then the Exercise Price is decreased to a price determined by a formula in the Warrant.  When the Exercise Price is adjusted, the number of Warrant Shares that may be purchased is proportionately adjusted, so that the aggregate Exercise Price payable under the Warrant remains the same regardless of the adjustment. The number of Warrant Shares is also adjusted from time to time to ensure that there shall be sufficient Warrant Shares to satisfy any exchange of the Warrants.

Any holder of the Warrants (a “Holder”) is entitled to participate in any distributions declared or purchase rights granted by the Company as if the Holder had exercised its Warrants.

The Warrants contain a so-called “blocker” provision so that a Holder may not exercise or exchange its Warrants to the extent (but only to the extent) that such particular exercise or exchange would result in such Holder’s (together with its affiliates’) “beneficial ownership” (under Section 13(d) of the 1934 Act) of the Common Stock exceeding 9.9% (the “Maximum Percentage”).  Neither is the Company permitted to force a Holder to exercise its Warrants (as described below) or to issue shares of Common Stock upon exchange of such Warrant if such forced exercise or shares of Common Stock issued in exchange for such Warrant would result in such Holder’s (together with its affiliates’) beneficial ownership exceeding the Maximum Percentage. In addition Warrant Shares may not be issued, subject to certain conditions, if the issuance of such Warrant Shares, together with shares of Common Stock issued under the Securities Purchase Agreement, would exceed [27,654,775] shares of Common Stock (the “Exchange Cap”).

A Holder may exercise its Warrants on a cashless basis, but only if certain equity conditions (the “Equity Conditions”) are not satisfied, including, but not limited to, (i) if the Company is delisted, (ii) if the Registration Statement or the Prospectus Supplement are no longer available for use with respect to the issuance of Common Stock, Warrants or Warrant Shares, (iii) if the Warrant Shares are not freely tradeable and (iv) if the Company is no longer fully reporting. Upon such cashless exercise, Holder will receive a number of shares of Common Stock determined according to a formula specified in the Warrant.

A Holder may, at any time, exchange all or any portion of the Warrant (an “Exchange”) for cash or, at the Company’s election subject to various conditions set forth in the Warrants, shares of Common Stock. Such an Exchange will be made according to a formula based upon the Black-Scholes exchange value (as set forth in the Warrant) of the portion of the Warrant being exchanged. The Company may not issue shares upon such Exchange if the Exchange Cap would be exceeded as a result thereof or if the Equity Conditions are not satisfied. In addition, if the Company may not issue shares upon such Exchange, it must satisfy such Exchange in cash. Provided that the Exchange Cap does not apply and the Equity Conditions are satisfied (so that the Company is permitted to issue shares of Common Stock upon such an Exchange), a Holder may not effect an Exchange at such time and to such extent that, if the Company elected to satisfy such Exchange in shares of Common Stock, such Holder’s (together with its affiliates’) beneficial ownership would exceed the Maximum Percentage.

If the closing bid price of the Common Stock is greater than or equal to 25% above the then applicable Exercise Price for twenty consecutive trading days and the average daily dollar volume during the twenty-day period is equal to or exceeds $150,000, then the Company has the right to require that a Holder exercise its Warrants for cash, subject to certain conditions, including that the Equity Conditions are satisfied and that the Exchange Cap and Maximum Percentage limitations would not be exceeded as a result thereof.

The Warrant will not be listed on any national securities exchange.

The description of the terms of the Warrant set forth herein is only a summary does not purport to be complete and is qualified in its entirety by the provisions of the Warrant, the form of which is attached as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on December 21, 2012 and is incorporated herein by reference.

 LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

 EXPERTS

The financial statements of the Company incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by KPMG, LLP, as stated in their report incorporated by reference, and given upon the authority of said firm as experts in auditing and accounting.

 DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation provides that we will indemnify our officers and directors against any and all liability, expenses or other matters to the fullest extent permitted under the General Corporation Law of the State of Delaware.  Our By-Laws provide that we shall indemnify any director, officer, employee or agent against liabilities incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the person was a party by reason of such status, to the fullest extent permitted under the General Corporation Law of the State of Delaware.

In addition to our Certificate of Incorporation and By-Laws, the Company entered into indemnity agreements with our officers and directors.  The agreement is a contractual supplement to the corporate indemnity provisions of the Company’s Certificate of Incorporation and By-Laws.  The material terms and conditions of the agreement are: (a) the Company shall indemnify and advance expenses to the indemnitee against claims if the indemnitee acted in good faith with a view to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful; (b) a description of how the Company will determine if indemnification is appropriate including the procedure for obtaining indemnification; (c) the procedure to authorize advancing expenses; (d) the indemnitee’s rights under the indemnity agreement will survive any merger or other consolidation; and (e) the indemnitee will be entitled to attorney’s fees and disbursements incurred in any suit against the Company for breach of the agreement, unless as a part of such suit, the court of competent jurisdiction determines that each of the material assertions made by the indemnitee were not made in good faith or were frivolous.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

PROSPECTUS

GEOGLOBAL RESOURCES INC.
COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

We may offer, issue and sell from time to time our common stock, preferred stock, warrants, or units up to $40,000,000.   We may offer and sell the securities separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale.  This prospectus provides a general description of offerings of these securities that we may undertake. Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus.  The prospectus supplement may also add, update, or change information contained in this prospectus.

Our common stock is traded on the NYSE/Amex Stock Exchange under the symbol GGR.  On July 7, 2010, the last reported sale price per share of our common stock was $1.06 per share. As of July 7, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $77 million. We have not offered any of our common stock pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus. You should read this prospectus and the accompanying prospectus supplement together with additional information described under the headings “Risk Factors” “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you make your investment decision

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement.  The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of time of delivery of this prospectus or any sale of our securities.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers.  This prospectus supplement for each offering of securities will describe the plan of distribution for that offering.  For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Neither The Securities And Exchange Commission Nor Any State Securities Commission Has Approved or Disapproved of These Securities Or Determined if This Prospectus or Any Prospectus Supplement Is Truthful Or Complete.  Any Representation To The Contrary Is A Criminal Offense.

Prospectus dated July 8, 2010

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information, financial statements and other data appearing elsewhere in this prospectus.  At various places in this prospectus, we may make reference to the “company” or “us” or “we.”  When we use those terms, unless the context otherwise requires, we mean GeoGlobal Resources Inc. and its wholly-owned subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $40,000,000.  Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

USE OF TERMS

All dollar amounts are stated in United States dollars

All meterage of drilled wells are measured depths unless otherwise stated

Except as otherwise indicated by the context, certain defined terms are as follows:

MBbls – thousand barrels

MMcf – million cubic feet

GSPC – means Gujarat State Petroleum Corporation Limited of India

PSC – means Production Sharing Contract

NELP – means National Exploration Licensing Policy

GEOGLOBAL RESOURCES INC.

Principal Executive Offices

The address of our principal executive office in Calgary is Suite 200, 625 – 4 Avenue SW, Calgary, Alberta, Canada T2P 0K2 and our telephone number is +1 (403) 777-9250. We maintain a website at www.geoglobal.com that contains information about us, but that information is not a part of this prospectus.

Operations

We are engaged, through our subsidiaries, in the exploration for and development of oil and natural gas reserves.  At December 31, 2009, we have not yet achieved our planned principal operations and are considered to be a development stage enterprise.  We initiated these activities in 2003.  The recoverability of the costs we have incurred to date is uncertain and dependent upon achieving commercial production and sale of hydrocarbons, our ability to obtain sufficient financing to fulfill our obligations under the Production Sharing Contracts we are a party to with respect to oil and natural gas exploration and development activities in India and upon future profitable operations.

At present, our activities are being undertaken in four geological basins located offshore and onshore in India where reserves of oil or natural gas are believed by our management to exist.

We started our first production from one field in the Tarapur block in May 2009.  We produced 10,856 barrels of oil in 2009 and 3,264 barrels of oil during the three months ended March 31, 2010.  Based on a reserve report dated January 1, 2010 prepared by Chapman Petroleum Engineering Ltd., Calgary, Alberta, Canada, we claim proved developed reserves in this field of 117.6 MBbls of oil and 88.5 MMcf of natural gas and probable developed reserves of 444.5 MBbls of oil and 695.6 MMcf of natural gas and probable undeveloped reserves of 68.6 MBbls of oil.

The exploration rights pursuant to PSCs we have entered into with the Government of India are located in the following areas:

•	The Krishna Godavari Basin offshore and onshore in the State of Andhra Pradesh in south eastern India;
•	The Cambay Basin onshore in the State of Gujarat in western India;
•	The Deccan Syneclise Basin onshore in the State of Maharashtra in west central India; and
•	The Rajasthan Basin onshore in the State of Rajasthan in north western India.

As of July 7, 2010, we have entered into PSCs with respect to ten exploration blocks in India as follows:

•
KG-OSN-2001/3 (KG Offshore Block) - This was our first agreement entered into in February 2003 under NELP-III, which grants exploration rights in an area offshore in south eastern India in the Krishna Godavari Basin in the State of Andhra Pradesh.  GSPC is the operator of this block and we have a 10% participating interest (net 5% carried interest) under this agreement.

•
CB-ONN-2002/2 (Mehsana Block) - We entered into this agreement in February 2004 under NELP-IV, which grants exploration rights in an area onshore in the Cambay Basin in the State of Gujarat in western India.  Jubilant Offshore Drilling Pvt. Ltd. is the operator of this block and we have a 10% participating interest under this agreement.

•
CB-ONN-2002/3 (Sanand/Miroli Block) - We entered into this agreement in February 2004 under NELP-IV, which grants exploration rights in an area onshore in the Cambay Basin in the State of Gujarat in western India.  GSPC is the operator of this block and we have a 10% participating interest under this agreement.

•
CB-ON/2 (Tarapur Block) - Pursuant to an agreement entered into in April 2005, we purchased from GSPC, a 20% participating interest in the agreement granting exploration rights granted under the pre NELP rounds to an onshore exploration block in the Cambay Basin in the State of Gujarat in western India.  As a consequence of Oil and Natural Gas Corporation Limited of India exercising their right to participate in the development of any commercial discovery on the Tarapur Block, our participating interest in the Tarapur 1 discovery area is 14%.  GSPC is the operator of this block.

•
CB-ONN-2003/2 (Ankleshwar Block) - We entered into this agreement in September 2005 under NELP-V, which grants exploration rights in an area onshore in the Cambay Basin in the State of Gujarat south-east of our three existing Cambay blocks.  GSPC is the operator of this block and we have a 10% participating interest under this agreement.

•
DS-ONN-2003/1 (DS 03 Block) - We entered into this agreement in September 2005 under NELP-V, which grants exploration rights in an area onshore in the Deccan Syneclise Basin located in the northern portion of the State of Maharashtra in west-central India.  We are the operator of this block and have a 100% participating interest under this agreement.

•
KG-ONN-2004/1 (KG Onshore Block) - We entered into this agreement in March 2007 under NELP-VI, which grants exploration rights in an area onshore in the Krishna Godavari Basin in the State of Andhra Pradesh adjacent to our KG Offshore Block in south eastern India.  Oil India Limited is the operator of this block and we have a 10% participating interest under this agreement with an option to increase our participating interest to 25%.

•
RJ-ONN-2004/2 (RJ Block 20) - We entered into this agreement in March 2007 under NELP-VI, which grants exploration rights in an area onshore in  north-west India in the Rajasthan Basin in the State of Rajasthan.  Oil India Limited is the operator of this block and we hold a 25% participating interest under this agreement.

•
RJ-ONN-2004/3 (RJ Block 21) - We entered into this agreement in March 2007 under NELP-VI, which grants exploration rights in an area onshore in  north-west India in the Rajasthan Basin in the State of Rajasthan.  Oil India Limited is the operator of this block and we hold a 25% participating interest under this agreement.

•
DS-ONN-2004/1 (DS 04 Block) - We entered into this agreement in March 2007 under NELP-VI, which grants exploration rights in an area onshore in the Deccan Syneclise Basin located in the northern portion of the State of Maharashtra in west-central India.  We are the operator of this block and have a 100% participating interest under this agreement.

All of the exploration activities in which we are a participant should be considered highly speculative.

The map of India below shows the relative general locations of the exploration blocks that are the subject of our ten PSCs with the Government of India and does not indicate specific size of blocks or basins.

RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our common stock to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors contained in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, in our most recent Quarterly Report on Form 10-Q and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. Such sections discuss what we believe to be the principal risks that could affect us, the oil and gas exploration and production industry and our participation in that industry, and which could result in a material adverse impact on our financial condition and operating results or cause the market price of our common stock to fluctuate or decline. However, there may be additional risks and uncertainties not currently known to us or that we presently deem immaterial that could also affect our business operations and the market value of our common stock.

An investment in shares of our common stock involves a high degree of risk.  You should consider the Risk Factors referred to above, in addition to the other information contained in this prospectus and in any applicable prospectus supplements and our other filings with the SEC and incorporated by reference in this prospectus in evaluating our business and current and proposed activities before you purchase any shares of our securities.  You should also see the “Forward-Looking Statements” regarding risks and uncertainties relating to us and to forward-looking statements in this prospectus and in any applicable prospectus supplements and our other filings with the SEC.

There can be no assurance that the exploratory drilling to be conducted on the exploration blocks in which we hold an interest will result in any discovery of material reserves of hydrocarbons or that any hydrocarbons that are discovered will be in commercially recoverable quantities.  In addition, the realization of any revenues from commercially recoverable hydrocarbons is dependent upon the ability to deliver, store and market any hydrocarbons that are discovered.  There can be no assurance that we will realize material revenues from the sale of oil and gas.

FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases like “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “target,” “expects,” “management believes,” “we believe,” “we intend,” “we may,” “we will,” “we should,” “we seek,” “we plan,” the negative of those terms, and similar words or phrases. We base these forward-looking statements on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this prospectus, and in documents incorporated into this prospectus, including those set forth in “Risk Factors,” describe factors, among others, that could contribute to or cause these differences.

Because the factors discussed in this prospectus or incorporated by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Our inability to meet our goals and objectives or the consequences to us from adverse developments in general economic or capital market conditions, events having international consequences, or military or terrorist activities could have a material adverse effect on us.  We caution you that various risk factors accompany those forward-looking statements and are described, among other places, under the caption “Risk Factors” herein.  They are also described in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.  These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this prospectus and in any applicable prospectus supplements and our other filings with the SEC and incorporated by reference in this prospectus and could adversely affect our financial condition and our ability to pursue our business strategy and plans.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes and working capital requirements, which may include, among other things, capital expenditures, licensing or acquiring oil and gas properties, equipment or technologies and funding for security bonds or performance guarantees.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF CAPITAL STOCK

Common Stock

The authorized number of shares of common stock which we are authorized to issue consists of 125,000,000 shares, each such share having a par value $0.001 per share. The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including elections of Directors, and, except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any series of preferred stock establishing the powers, designations, preferences and relative, participating, option or other special rights of such series, the holders of our shares of common stock exclusively possess all voting power.  The Certificate of Incorporation does not provide for cumulative voting in the election of directors.  Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock  are entitled to such distributions as may be declared from time to time by the Board of Directors from funds available therefore, and upon liquidation are entitled to receive pro rata all our assets available for distribution to such holders.  All shares of our common stock outstanding are fully paid and non-assessable and the holders thereof have no preemptive rights.

Our common stock is listed on the NYSE/Amex under the symbol “GGR.”

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Transfer Agent

Our independent stock transfer agent for our common stock is Computershare Investor Services located at 350 Indiana St., Suite 750, Golden, CO  80401.  Their phone number is +1 (303) 262-0714 and facsimile number is +1 (303) 262-0632.

Preferred Stock

We are authorized to issue up to 1,000,000 shares of preferred stock, par value $0.01 per share, from time to time in one or more series.  Our Board of Directors, without further approval of the stockholders, is expressly authorized to issue shares of our preferred stock in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or special rights and such qualifications, limitations or restrictions thereof as may be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the General Corporation Law of the State of Delaware.  The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and, under certain circumstances, be used as a means of discouraging, delaying or preventing a change in control of our company.  As of July 7, 2010, we had no shares of preferred stock outstanding.

A copy of the form of Certificate of Designation, setting forth the rights and preferences of the preferred stock to be issued, and any form of preferred stock certificates representing the shares of preferred stock will be filed as exhibits to a Form 8-K to be incorporated into this registration statement of which this prospectus constitutes a part prior to the issuance of any shares of preferred stock.

A transfer agent for the shares of preferred stock will be appointed prior to issuance and will be disclosed in a prospectus supplement or in a Form 8-K to be incorporated into this registration statement of which this prospectus constitutes a part prior to the issuance of any shares of preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or traded separate and apart from these securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement. A copy of the form of warrant agreement, including any form of warrant certificates representing the warrants, reflecting the provisions to be included in the warrant agreements and/or warrant certificates that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit to a Form 8-K to be incorporated into the registration statement of which this prospectus constitutes a part prior to the issuance of any warrants.

The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

•	the offering price or prices;

•	the aggregate amount of securities that may be purchased upon exercise of such warrants and minimum number of warrants that are exercisable;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

•	the date on and after which such warrants and the related securities, if any, will be transferrable separately;

•
the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

•	any material risk factors, if any, relating to such warrants;

•	the identity of any warrant agent; and

•	any other terms of such warrants (which shall not be inconsistent with the provisions of the warrant agreement.

 The terms of the warrants that we offer may or may not have the same material terms as our currently outstanding warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on the securities purchasable upon such exercise, statutory appraisal rights or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  A unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers.  The accompanying prospectus supplement will describe the terms of the offering of the securities, including:

•	the names of any underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options pursuant to which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale.  The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement.  We may change from time to time the public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.  We may use underwriters with whom we have a material relationship.  We will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.

 We may engage in “at the market” offerings of our common stock, which are offerings into an existing trading market, at other than a fixed price, on or through the facilities of a national securities exchange or to or through a market maker otherwise than on an exchange.

We may sell securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of the securities, and we will describe any commissions we will pay the agent in the prospectus supplement.  Unless the prospectus supplement states otherwise, our agent will act on a best efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

All securities we offer other than common stock will be new issues of securities with no established trading market.  Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot guarantee the liquidity of the trading markets for any securities.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

 Rules of the Securities and Exchange Commission may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed.  However, underwriters may engage in the following activities in accordance with the rules:

•
Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

•
Over-allotments and syndicate covering transactions — Underwriters may sell more shares of our common stock than the number of shares that they have committed to purchase in any underwritten offering.  This over-allotment creates a short position for the underwriters.  This short position may involve either “covered” short sales or “naked” short sales.  Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in any underwritten offering.  The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market.  To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option.  Naked short sales are short sales in excess of the over-allotment option.  The underwriters must close out any naked position by purchasing shares in the open market.  A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

•
Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities.  As a result, the price of the securities may be higher than the price that might otherwise exist in the open market.  The imposition of a penalty bid might also have an effect on the price of shares if it discourages re-sales of the securities.

If commenced, the underwriters may discontinue any of the activities at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by William S. Clarke, P.A., Pennington, New Jersey.

EXPERTS

The consolidated financial statements of GeoGlobal Resources Inc. incorporated by reference in our Annual Report on Form 10-K for the years ended December 31, 2009 and 2008, incorporated in this prospectus, have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and have been incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC). Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at:

Public Reference Room
100 F Street N.E., Room 1580
Washington, D.C.  2054

You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until the offering of securities by this prospectus is completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 31, 2010 as amended by Form 10-K/A on April 12, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed on May 14, 2010;

•
our Current Reports on Form 8-K as follows:  Current Report on Form 8-K for February 2, 2010 filed on February 5, 2010, Current Report on Form 8-K for March 15, 2010 filed March 16, 2010, Current Report on Form 8-K for March 16, 2010 filed on March 16, 2010, Current Report on Form 8-K for April 26, 2010 filed on April 27, 2010, Current Report on Form 8-K for May 10, 2010 filed on May 10, 2010, Current Report on Form 8-K for June 10, 2010 filed June 10, 2010 and two Current Reports on Form 8-K for June 16, 2010 filed June 22, 2010; and

•	the description of our common stock contained in our registration statement on Form 8-A (File No.001-32158) filed on April 27, 2004.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are incorporated by reference into this prospectus, unless otherwise stated in such document.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

You may request a copy of these filings at no cost, by writing or calling us at the following address or telephone number:

GeoGlobal Resources Inc.
Suite 200, 625 – 4 Avenue S.W.
Calgary, Alberta    T2P 0K2
Attention:  Investor Relations
+1 403-777-9250

Information contained on our website is not part of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus and, with respect to material incorporated herein by reference, the dates of such referenced material.

All documents that we file after the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, are incorporated by reference into this prospectus and will automatically update information in this prospectus; provided, however, that notwithstanding the forgoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.